UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2026

Pioneer Bancorp, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-38991	83-4274253
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

652 Albany Shaker Road, Albany New York		12211
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (518) 730-3025

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01	PBFS	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 - Completion of Acquisition or Disposition of Assets

On April 24, 2026, Pioneer Bank, National Association (“Pioneer” or the “Company”), through its wholly owned subsidiary, Targeted Lending Holdings, LLC (the “Purchaser”), completed the acquisition of 100% of the issued and outstanding membership interests (the “Purchased Interests”) of Targeted Lending Co., LLC, a Delaware limited liability company (“Targeted Lending”), pursuant to an Equity Purchase Agreement, dated as of April 24, 2026 (the “Purchase Agreement”), by and among the Purchaser, the holders of such membership interests (collectively, the “Sellers”, and Brian Gallo, solely in his capacity as the representative of the Sellers (the “Seller Representative”).

The all-cash transaction is valued at approximately $140 million in enterprise value. The aggregate consideration for the Purchased Interests consists of a base purchase price of approximately $54 million (the “Base Purchase Price”), subject to a customary post-closing purchase price adjustment mechanism based on the final determination of closing indebtedness of Targeted Lending and transaction expenses (as adjusted, the “Closing Purchase Price”). In connection with the transaction, Pioneer also repaid approximately $88 million in then-outstanding credit facility indebtedness of Targeted Lending. The signing and closing of the transaction occurred simultaneously on April 24, 2026. In addition, certain key employees of Targeted Lending are eligible to receive earn-out payments of up to $3,000,000 in the aggregate, payable in three annual installments of $1,000,000 each, contingent upon Targeted Lending achieving certain specified net income thresholds during each of the earn-out calculation periods ending December 31, 2026, December 31, 2027, and December 31, 2028.

The Purchase Agreement contains customary representations and warranties of the Sellers and the Purchaser, as well as covenants relating to, among other things, tax matters, non-competition and non-solicitation obligations, confidentiality, and certain post-closing indemnification obligations. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a form of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 - Other Events

On April 24, 2026, Pioneer issued a press release announcing the transaction, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. On April 28, 2026, Pioneer issued an investor presentation regarding the transaction, which is being furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01 - Financial Statements and Exhibits

Exhibit No.	Description

2.1	Equity Purchase Agreement, dated as of April 24, 2026.
99.1	Press Release, dated as of April 24, 2026.
99.2	Investor Presentation, dated as of April 28, 2026.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PIONEER BANCORP, INC.

(registrant)

April 28, 2026	/s/ Patrick J. Hughes
Patrick J. Hughes
Executive Vice President and Chief Financial Officer